Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”), dated as of October 14, 2010, is by and between Schiff Nutrition International, Inc., a Delaware corporation (the “Company”) and TPG STAR SNI, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement (a) pursuant to the terms of that certain Stock Purchase Agreement by and between the Purchaser, on the one hand, and Weider Health and Fitness, a Nevada corporation (“Weider”) on the other hand, dated as of the date hereof (together with all exhibits, schedules, and other attachments, and as amended, restated, or otherwise modified from time to time, the “Purchase Agreement”), the Purchaser is entering into an agreement to purchase shares of the Company’s Class A Common Stock (the “Purchased Stock”), and (b) pursuant to the terms of that certain Stockholders Agreement by and between the Purchaser and Weider, as in effect on the date hereof (together with all exhibits, schedules, and other attachments as of the date hereof, the “Stockholders Agreement”), Weider and the Purchaser have entered into certain agreements regarding governance of the Company by its stockholders and representation on the Company’s board of directors by designees of the Purchaser;

WHEREAS, the Company’s Board of Directors or a duly constituted committee thereof has, prior to the date hereof, and in accordance with the terms set forth in Delaware General Corporation Law Section 203, unanimously approved the transactions contemplated by the terms set forth in the Purchase Agreement and the Stockholders Agreement; and

WHEREAS, the Company has requested in connection with such approval, that the Purchaser enter into this Agreement in order to set forth certain restrictions with respect to the Purchased Stock and the actions taken or to be taken by the Purchaser, its Affiliates and each of its Representatives, and the Purchaser is so willing.

AGREEMENT

NOW, THEREFORE, in consideration of the representations and warranties, covenants, agreements, and other promises set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Affiliate” shall mean, with respect to any first Person, any second Person directly or indirectly controlling, controlled by, or under common control with such first Person where, for purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Beneficial Owner” shall have the meaning given it in Rule 13(d)-3 under the Exchange Act, and “Beneficially Own” and “Beneficial Ownership” shall apply to securities held by a Beneficial Owner of such securities; provided, however, that the Purchaser shall not be deemed to Beneficially Own any securities owned directly, as of the date of determination of such Beneficial Ownership, by Weider.

“Change of Control” shall mean (a) the acquisition by a Third Party of more than 50% of the Company’s then outstanding Voting Securities, excluding however, the acquisition by an underwriter or group of underwriters pursuant to an Underwriting Agreement (or similar agreement) in a registered public offering to the public, (b) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless both (i) immediately after such transaction or transactions, the Beneficial Owners of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Securities of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Securities of the surviving corporation issued in such transaction in respect of Voting Securities of the Company shall represent at least 50% of the Voting Securities of such surviving company), and (ii) the Company is not subject to an agreement that provides that individuals who are directors of the Company immediately prior to such transaction (or individuals designated by the Company at or before the closing of such transaction) shall constitute less than a majority of the directors of the Company (or such surviving company, as the case may be) after the closing of such transaction, (c) a change or changes in the membership of the Company’s Board of Directors that represents a change of a majority or more of such membership during any twelve (12) month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors or the Purchaser), (d) an Insolvency Proceeding (as defined below), or (e) the consummation of a sale of all or substantially all of the Company’s assets unless, immediately after such transaction, the Beneficial Owners of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the Voting Securities of the acquiring company.

“Company” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Group” shall mean two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate or other group for the purposes of acquiring, holding, or disposing of securities or material assets of an issuer.

“Insolvency Proceeding” shall mean (a) an assignment by the Company for the benefit of creditors, (b) the filing by the Company of a petition to have the Company adjudged insolvent, bankrupt, or which seeks a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (c) an appointment of a receiver or trustee for all or substantially all of the assets of the Company, unless appointed without the Company’s consent, and such appointment has not been vacated or stayed after ninety (90) days, or (d) a public admission in writing of the Company’s inability to pay its debts as they come due.

“Person” shall mean an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Purchased Stock” shall have the meaning set forth in the preamble.

“Purchaser” shall have the meaning set forth in the preamble.

“Representatives” shall mean, as to any Person, such Person’s members, directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and prospective sources of capital or financing).

“Stockholders Agreement” shall have the meaning set forth in the preamble.

“Term” is defined in Section 2.1.

“Third Party” shall mean any Person (other than Weider or the Purchaser or its Affiliates) or Group (other than any Group that includes Weider, or the Purchaser or its Affiliates).

“Voting Securities” of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities (including, without limitation, the Purchased Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

“Weider” shall have the meaning set forth in the preamble.

2. TERM AND SUSPENSION OF RESTRICTIONS.

2.1. Term.  The term (the “Term”) of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following:

(a) the third (3rd) anniversary of the date of the Purchase Agreement; and

(b) a Change of Control of the Company.

2.2. Suspension of Restrictions.  The limitations provided in Section 3 shall immediately be suspended until the expiration of the time period provided below in this Section 2.2, upon the occurrence of any of the following events, but only so long as neither the Purchaser, nor any of its Affiliates or Representatives directly or indirectly assisted, facilitated, encouraged or participated in any such events:

(a) on the tenth (10th) business day (as such term is defined in Rule 14d-1 under the Exchange Act) following the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Third Party of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company, but only if the Company has not, on or prior to such tenth (10th) business day, publicly recommended that such offer be rejected;

(b) on the execution of a definitive agreement that, if consummated, would result in a Change of Control of the Company;

(c) on the tenth (10th) business day (as such term is defined in Rule 14d-1 under the Exchange Act) following the filing of a preliminary proxy statement by any Third Party with respect to the commencement of a bona fide proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove a majority of the directors of the Company that is not publicly opposed by the Company’s Board of Directors and that, if successful, would result in a change in the composition of a majority of the Board of Directors of the Company; or

(d) on the adoption by the Board of Directors of a plan of liquidation or dissolution.

Upon (i) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 2.2(a) in which such Third Party does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (ii) the termination of the agreement referred in Section 2.2(b) without a Change in Control having occurred, (iii) the withdrawal or termination or failure of the solicitation referred to in Section 2.2(c), or (iv) the termination of the plan of liquidation referenced in Section 2.2(d), as the case may be, the limitations provided in

Section 3 (except to the extent then suspended as a result of any other event specified in this Section 2.2) shall again be applicable for so long as and only to the extent provided in this Agreement without any extension of the Term.

3. STANDSTILL PROVISIONS.

3.1. General Standstill.  The Purchaser agrees, that during the Term, unless specifically invited in writing by the Company, neither the Purchaser nor any of its Affiliates, nor any of its or their Representatives acting on its or their behalf with respect to the actions described in this Section 3, will in any manner (other than as expressly permitted and set forth in the Stockholders Agreement), singly or as part of a Group, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way directly or indirectly cause any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of the Beneficial Ownership of any Voting Securities in excess of one percent (1%) of the aggregate number of Voting Securities that are, as of the date hereof, issued and outstanding, or any assets or businesses of the Company or any of its subsidiaries (except the acquisition of Voting Securities in respect of Purchased Stock pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction of the Company or the acquisition of Voting Securities directly from the Company), (ii) any tender or exchange offer, merger or other business combination involving the Company, any of its subsidiaries or the assets of the Company or its subsidiaries constituting a significant portion of the consolidated assets of the Company or its subsidiaries, (iii) any dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) a “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consent to vote any Voting Securities of the Company or any of its subsidiaries or Affiliates; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any Person in respect of any such Voting Securities; (c) otherwise act, alone or in concert with any Person, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or (e) enter into any discussions or arrangements with any Third Party with respect to any of the foregoing.  The Purchaser agrees that during the Term, the Purchaser, and its Representatives and Affiliates, shall not request that the Company, directly or indirectly, amend or waive any provision of this Section 3.

3.2. Voting Securities Acquired in Violation of this Agreement.  If the Purchaser or any of its Affiliates or its or their Representatives acting on its or their behalf violates Section 3.1 of this Agreement, the Purchaser shall notify the Company and Voting Securities acquired in violation of this Agreement shall, within sixty (60) days (exclusive of any time the Purchaser or any of its Affiliates is in possession of any material, non-public material relating to the Company) be disposed of to Persons other than the Purchaser or Affiliates thereof; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

4. MISCELLANEOUS.

4.1. Notices.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the next weekday, not including any weekday on which banks in New York, New York are authorized or required to be closed, after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

Schiff Nutrition International, Inc.
2002 South 5070 West
Salt Lake City, UT 84104-4726
Telephone number: (801) 975-5000
Facsimile number: (801) 975-1924
Attention: General Counsel

with a copy to:

Latham & Watkins LLP
650 Town Center Drive
Costa Mesa, CA 92626
Telephone number: (714) 540-1235
Facsimile number: (714) 755-8290
Attention: Charles K. Ruck

If to the Purchaser, to it at:

c/o TPG Growth, LLC
345 California Street, Suite 3300
San Francisco, CA 94104
Attn: Ransom A. Langford
Facsimile: (415) 438-1329

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Telephone number:  (212) 841-0623
Facsimile number: (646) 728-1523
Attention: Carl P. Marcellino

Each of the parties to this Agreement may specify a different address or telecopy number by giving notice in accordance with this Section 4.1 to each of the other parties hereto.

4.2. Succession and Assignment; No Third-Party Beneficiary.  Subject to Section 4.2.1 and 4.2.2, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof.  Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

4.2.1. The Purchaser may not assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company; provided, however, that nothing set forth in this Agreement shall limit the Purchaser’s ability to transfer Voting Securities to any Person; provided, further, that, notwithstanding any such transfer, the Purchaser shall continue to be bound by its obligations under this Agreement).  Except for Affiliates of the Purchaser, the terms and provisions of this Agreement shall not be binding upon any transferee of the Purchaser that purchases any securities subject to this Agreement.

4.2.2. The Company may not assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser, except that the Company may assign all or part of this Agreement and its rights, interests and obligations hereunder to the successor or an assignee of substantially all of the Company’s business without such prior written approval.

4.3. Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be valid and binding unless the same shall be in writing and signed, (a) in the case of an amendment, by the Company and the Purchaser, (b) in the case of a waiver that is to be effective against the Company, by the Company, or (c) in the case of a waiver that is to be effective against the Purchaser, by the Purchaser.  No waiver by any party of any breach of any provision hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any such provision hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof.

4.4. Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

4.5. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

4.6. Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

4.7. Headings.  The headings contained in this Agreement are for convenience purposes only and shall not in any way affect the meaning or interpretation hereof.

4.8. Construction.

4.8.1 The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The parties intend that each provision contained herein shall have independent significance.  If any party has breached any provision contained herein in any respect, the fact that there exists another provision relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first provision.

4.8.2 Each reference in this Agreement to the Exchange Act, provisions thereof and rules promulgated thereunder shall be construed as a reference to such act, provision or rule as such may be amended or modified from time to time; provided, however, that in the event that any provision of or rule promulgated under the Exchange Act is replaced with a new provision or rule, the reference in this Agreement shall be deemed to be a reference to such successor provision or rule.

4.9. Governing Law.  This Agreement and any dispute arising out of or relating in any way to this Agreement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to, or otherwise giving effect to, any body of law or other rule that would cause or otherwise require the application of the laws of any other jurisdiction.

4.10. Jurisdiction and Venue; Service of Process.

4.10.1 Jurisdiction and Venue.  Any Action against either party relating in any way to this Agreement may be brought exclusively in the courts of the State of Delaware located in Wilmington, Delaware, or (to the extent subject matter jurisdiction exists therefore) the United States District Court for the District of Delaware, and each of the parties hereto irrevocably submits to the jurisdiction of both such courts in respect of any such Action.  Any Action to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

4.10.2 Service of Process.  Each party hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with Section 4.1(a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.1, shall constitute good and valid service of process in any such Action, and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) of this Section 4.10.2 does not constitute good and valid service of process.

4.11. Specific Performance.  Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

4.12. Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 4.12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

COMPANY:

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Bruce J. Wood
Name:	Bruce J. Wood
Title:	President and CEO

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

PURCHASER:

TPG STAR SNI, L.P.

By: TPG STAR ADVISORS, L.L.C.,

its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President